Exhibit 99.2

Delivering Novel Therapies for RAS/MAPK Pathway Driven Cancers Corporate Presentation | November 2025

Disclaimers

Forward-Looking Statements

This presentation includes forward-looking statements about, among other things, Verastem Oncology's (the "Company") programs and product candidates, strategy, future plans and prospects, including statements related to the approval and commercialization of AVMAPKIFAKZYNJACO-PACK (avutometinib capsules; defactinib tablets) as a treatment for adult patients with Kirsten rat sarcoma viral oncogene homolog (KRAS) mutant-type (mt) recurrent Low-Grade Serous Ovarian Cancer(LGSOC),the expected outcome and benefits of collaborations, including with GenFleet Therapeutics (Shanghai), Inc. (GenFleet), including the conduct of a Phase 1/2a study with respect to VS-7375, the status of enrollments for and potential of the results of the RAMP 301 Phase 3 trial to confirm the results of the RAMP 201 study specific to KRAS mutant patients and to expand the indication regardless of KRAS mutation status, the structure and potential clinical value of our completed, planned and pending clinical trials, the potential clinical value of various of the Company's clinical trials, including the RAMP 201, RAMP 201J, RAMP 203, RAMP 205, RAMP 301 and VS-7375 trials, the timing of commencing and completing trials, including topline data reports, our interactions with regulators, the timeline and indications for clinical development, regulatory submissions and the potential for and timing of commercialization of our product candidates and potential for additional development programs involving the Company's lead compound and the potential market opportunities thereof; the expected outcome and benefits of our collaboration with GenFleet Therapeutics (Shanghai), Inc. ("GenFleet") and the estimated addressable markets for, and anticipated market opportunities of our drug candidates.. The words "anticipate," "believe," "estimate," "expect," "may," "plan," "target," "potential," "would," "could," "should," "continue," "can" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement.

Applicable risks and uncertainties include the risks and uncertainties, among other things, regarding: the success in the development and potential commercialization of our product candidates, including avutometinib in combination with other compounds, including defactinib, LUMAKRAS, VS-7375 and others; the uncertainties inherent in research and development, such as negative or unexpected results of clinical trials; the occurrence or timing of applications for our product candidates that may be filed with regulatory authorities in any jurisdictions; whether and when regulatory authorities in any jurisdictions may approve any such applications that may be filed for our product candidates, and, if approved, whether our product candidates will be commercially successful in such jurisdictions; actions or advice of regulatory agencies to maintain regulatory approval of AVMAPKI FAKZYNJA CO-PACK; our ability to obtain, maintain and enforce patent and other intellectual property protection for our product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding trial design, labeling and other matters that could affect the timing, availability or commercial potential of our product candidates; whether preclinical testing of our product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for our product candidates is uncertain; that the market opportunities of our drug candidates are based on internal and third-party estimates which may prove to be incorrect; that third-party payors (including government agencies) may not reimburse; that there may be competitive developments affecting our product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; the risks that we will not satisfy our post-marketing requirements and commitments established and agreed to as part of the FDA's approval of AVMAPKI FAKZYNJA CO-PACK; the risks associated with preliminary and interim data, which may not be representative of more mature data, including with respect to interim duration of therapy data; that our marketed product candidates may cause adverse safety events and/or unexpected concerns may arise from additional data or analysis, or result in unmanageable safety profiles as compared to their levels of efficacy; that we may be unable to successfully validate, develop and obtain regulatory approval for companion diagnostic tests for our product candidates that require or would commercially benefit from such tests, or experience significant delays in doing so; that we may not be able to confirm the results from the RAMP 201 study or expand the approved indication for AVMAPKI FAKZYNJA CO-PACK; that our product candidates may experience manufacturing or supply interruptions or failures; that any of our third-party contract research organizations, contract manufacturing organizations, clinical sites, or contractors, among others, who we rely on may fail to fully perform; that we face substantial competition, which may result in others developing or commercializing products before or more successfully than we do which could result in reduced market share or market potential for our product candidates; that we may be unable to successfully initiate or complete the clinical development and eventual commercialization of our product candidates; that the development and commercialization of our product candidates may take longer or cost more than planned, including as a result of conducting additional studies or our decisions regarding execution of such commercialization; that we may not have sufficient cash to fund our contemplated operations, including certain of our product development programs; that we may not attract and retain high quality personnel; that we or Pfizer, Inc. may fail to fully perform under the license agreement covering certain Pfizer FAK inhibitors, including defactinib; that we or Chugai Pharmaceutical Co., Ltd. may fail to fully perform under the avutometinib license agreement; that our total addressable and target markets for our product candidates might be smaller than we are presently estimating; that we or Secura Bio, Inc. may fail to fully perform under the asset purchase agreement with Secura Bio, Inc., including in relation to milestone payments; that we will not see a return on investment on the payments we have and may continue to make pursuant to the collaboration and option agreement with GenFleet, or that GenFleet may fail to fully perform under the agreement; that we may not be able to establish new or expand on existing collaborations or partnerships, including with respect to in-licensing of our product candidates, on favorable terms, or at all; that we may be unable to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that we may not pursue or submit regulatory filings for our product candidates; that, due to the recent change in presidential administration and the significant reduction in the FDA's workforce and potential reductions to the FDA's budget, we may experience a materially impact to the FDA's ability to engage in a variety of activities that may affect our business, including routine regulatory and oversight activities; and that our product candidates may not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (SEC) on March 20, 2025, and in any subsequent filings with the SEC, which are available at www.sec.govand www.verastem.com.The forward-looking statements in this presentation speak only as of the original date of this presentation, and we undertake no obligation to update or revise any of these statements whether as a result of new information, future events or otherwise, except as required by law. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Use of Non-GAAP Financial Measures

This presentation contains references to our non-GAAP operating expense, a financial measure that is not calculated in accordance with generally accepted accounting principles in the US (GAAP). This non-GAAP financial measure excludes certain amounts or expenses from the corresponding financial measures determined in accordance with GAAP. Management believes this non-GAAP information is useful for investors, taken in conjunction with the Company's GAAP financial statements, because it provides greater transparency and period-over-period comparability with respect to the Company's operating performance and can enhance investors' ability to identify operating trends in the Company's business. Management uses this measure, among other factors, to assess and analyze operational results and trends and to make financial and operational decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of the Company's operating results as reported under GAAP, not in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. In addition, this non-GAAP financial measure is unlikely to be comparable with non-GAAP information provided by other companies. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. Reconciliations between this non-GAAP financial measure and the most comparable GAAP financial measure are included in the footnotes to the slides in this presentation on which such non-GAAP number appears.

Third-Party Sources

Certain information contained in this presentation, including industry and market data and other statistical information, relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company's own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this presentation, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions

VERASTEM ONCOLOGY

2

Commercial Product and Pipeline Positioned to Deliver Long-Term Shareholder Value

- **Strong commercial launch execution and broad HCP adoption**
  - AVMAPKI™ FAKZYNJA™ CO-PACK is the first-ever FDA approved therapy specifically for KRAS-mutated recurrent low-grade serous ovarian cancer (LGSOC), with a Category 2A listing in the NCCN guidelines
  - Consistent adoption by academic and community oncologists drove robust first full quarter of net product revenue
- **Advancing potential best-in-class oral KRAS G12D (ON/OFF) inhibitor for pancreatic, lung, colorectal, and other KRAS G12D mutant solid tumor cancers**
  - VS-7375-101: Encouraging preliminary data from the first two dose levels in U.S. trial with no DLTs reported, early signs of anti-tumor activity, and no nausea, vomiting or diarrhea greater than Grade 1 observed
  - Enrollment initiated for VS-7375 in combination with cetuximab in advanced solid tumors, including colorectal cancer
- **Maximizing synergistic potential of avutometinib plus defactinib combination in other advanced solid tumors**
  - RAMP 205: completed enrollment in DL1 expansion cohort of 29 patients in 1L metastatic pancreatic cancer; DL1 achieved confirmed ORR of 83% (10/12)
  - RAMP 203: advanced KRAS G12C mutant non-small cell lung cancer; no DLTs observed in the triplet combination cohort
- **Existing cash, investments, and anticipated future product sales give us a strong financial position and runway expected into the second half of 2026**

VERASTEM ONCOLOGY

KRAS: Kirsten Rat Sarcoma Virus; FDA: Food and Drug Administration; NCCN: National Comprehensive Cancer Network; DL: dose-level: DLT: dose-limiting toxicity; ORR: Overall Response Rate

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4 Strong First Full Quarter Launch of AVMAPKI FAKZYNJA CO - PACK Please see the full Prescribing Information for more information PDUFA: Prescription Drug User Fee Action $11.2 million Of net product revenue in Q3 2025 FDA Approval Nearly Two Months Ahead of PDUFA Date Consistent Adoption Among Academic & Community Oncologists Patient Initiation & Retention Trending Positively Minimal Reimbursement Challenges

Our Pipeline: Addressing RAS/MAPK-Driven Cancers

Asset	Trial Name/ Therapeutic Area	Regimen	Phase 1	Phase 2	Phase 3	FDA Approved	Anticipated Milestones
Avutometinib + Defactinib	**RAMP 201,** recurrent LGSOC	RAF/MEK Clamp + FAKi				AVMAPKI™ FAKZYNJA™ CO-PACK	
Avutometinib + Defactinib	**RAMP 301,** recurrent LGSOC	RAF/MEK Clamp + FAKi vs ICT					Expect to complete enrollment of IDMC-recommended increase by Q1 2026
VS-7375*	**VS-7375-101,** Advanced solid tumors	KRAS G12D (ON/OFF) inhibitor					Plan to report an interim safety and efficacy update in the 1H 2026
Avutometinib + Defactinib	**RAMP 205,** 1L mPDAC	RAF/MEK Clamp + FAKi + gemcitabine, nab-paclitaxel *PanCAN Collaboration*					Expect to report an update on the safety and efficacy of the expansion cohort in the 1H 2026
Avutometinib ± Defactinib	**RAMP 203,** advanced KRAS G12C NSCLC	RAF/MEK Clamp ± FAKi + KRAS G12Ci (sotorasib) *Amgen Collaboration*					Report an interim safety and efficacy update in Q4 2025

Not shown:
*GenFleet Therapeutics has an ongoing Phase 1/2 clinical trial in China with VS-7375, known as GFH375 in China. GenFleet retains greater China rights.
Verastem has two undisclosed assets at discovery phase targeting the RAS/MAPK-pathway as part of the GenFleet collaboration.

VERASTEM ONCOLOGY

RAF: Rapidly Accelerated Fibrosarcoma; MEK, Mitogen-Activated Extracellular Signal-regulated Kinase; RAS: Rat Sarcoma Virus; FAKi: focal adhesion kinase inhibitor; ICT: investigator choice of treatment; NSCLC: non-small cell lung cancer; mPDAC: metastatic Pancreatic Ductal Adenocarcinoma

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6 Continued Progress Across All Key Milestones RAMP 301 Completed planned enrollment in the Phase 3 confirmatory study. Reported IDMC recommendation in Q4 2025. RAMP 201J Reported initial data from Phase 2 clinical trial being conducted in Japan in Q4 2025. RAMP 203 Report an interim data update on both doublet and triplet combinations in Q4 2025. RAMP 205 Completed enrollment in the expansion cohort in Q3 2025. PRODUCT LAUNCH • Effectively reach HCPs • Engage with patients • Ensure seamless access VS - 7375 - 101  Reported preliminary update on Phase 1/2a monotherapy dose escalation in Q4 2025.  Initiated dose escalation combination cohort with cetuximab in Q4 2025. IDMC: Independent Data Monitoring Committee; HCPs: health care professionals

7 A Look Ahead RAMP 301 Expect to complete modest IDMC recommended patient enrollment increase in Q1 2026 RAMP 205 Expect to report an update on the safety and efficacy of the expansion cohort in 1H 2026 Continued strong execution of product launch VS - 7375 - 101 Monotherapy Plan to report an interim update in 1H 2026 Expect to select the RP2D and initiate monotherapy expansion cohorts in both advanced PDAC, NSCLC and other solid tumors in 1H 2026 VS - 7375 - 101 Combinations VS - 7375 Regulatory  Plan to engage with the FDA to discuss our development path forward  , including potential registration - directed trials in PDAC and NSCLC in 1H 2026 Plan to initiate combo cohorts with chemotherapy in PDAC and chemo + anti - PD - 1 in NSCLC in Q4 2025 Expect to select the RP2D and plan to initiate combination cohorts in CRC, PDAC and NSCLC in 1H 2026

8 Commercially launched in the U.S. for KRAS - mutated recurrent LGSOC FDA Approval Date: May 8, 2025

Providing More Complete Blockade of the Signaling that Drives Growth and Resistance of RAS/MAPK Pathway-Dependent Tumors

- 70% of LGSOC tumors are driven by the RAS/MAPK pathway and about 30% of these have a KRAS mutation[1,2,3,4]
- Avutometinib inhibits MEK kinase activity while blocking the compensatory reactivation of MEK by upstream RAF[5,6,7]
- Blocking RAF and/or MEK activates FAK, a key mediator of drug resistance[8,9]
- Defactinib, a FAK inhibitor, inhibits parallel pathway signaling[10,11,12]
- Together, avutometinib plus defactinib offer more complete blockade of the signaling that drives the growth of RAS/MAPK pathway-dependent tumors


The Combination of Avutometinib and Defactinib Induces Deeper Inhibition of Tumor Growth
Growth Factor
RTK
Integrins
Inhibited FAK
Extracellular Matrix
Cell Membrane
FAK
RAS (KRAS, NRAS)*
Avutometinib
Defactinib
RAF
PI3K
MEK
RAF-MEK Complex
AKT
YAP, RhoA, etc
ERK
mTOR
Forward Signaling
Tumor Growth
Nuclear Membrane
*Not inclusive of all mutations.

ERK: Extracellular Signal-regulated Kinase; FAK: Focal Adhesion Kinase; MEK, Mitogen-Activated Extracellular Signal-regulated Kinase; mTOR: Mammalian Target of Rapamycin; P: Phosphate; PI3K: Phosphatidylinositol 3-Kinase; RAF: Rapidly Accelerated Fibrosarcoma; RAS: Rat Sarcoma Virus; RhoA: Ras Homolog Family Member A; RTK: Receptor Tyrosine Kinase; YAP: Yes-Associated Protein.

VERASTEM ONCOLOGY

1. AACR Genie v16.1; 2. Cheasley et al., J Pathol 2021; 3. Thomson et al., Gynecol Oncol 2023; 4. Gershenson et al., Gynecol Oncol 2022; 5. Coma et al., AACR 2022; 6. Ishii et al., Cancer Res, 2013; 7. Lito et al., Cancer Cell, 2014; 8. Lubrano et al., AACR 2024; 9. Banerji et al., AACR 2020; 10. Jones et al., Invest New Drugs 2015; 11. McNamara et al., Gynecol Oncol 2024; 12. Banerjee et al., ASCO 2023

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10 High Unmet Need for an Effective and Tolerable Therapy in Recurrent LGSOC • U.S. incidence / prevalence : 1k - 2k 1 / 6k - 8k 2 • LGSOC affects younger women with bimodal peaks of diagnosis at ages between 20 - 30 and 50 - 60; disproportionately impacts health, fertility, and long - term quality of life 3,4 • 80 - 90% of patients will experience a recurrence 5 • Current standard of care offers low to moderate response rates (6 - 13%) 6,7,8 • Median overall survival (OS) of ~10 years from time of diagnosis 9: KRAS - mutated - ~12 years 10 and KRAS wild - type: ~7 years 10 1. Verastem DOF; 2. US Cancer Statistics. Accessed 2024 ; 3 . Slomovitz Gynecol Oncol 2020; 4. Manning - Geist B et al. Clin Cancer Res 2022;28(20):4456 - 4465; 5. Babaier 2022/p1/para1/ln6,7; 6. Gershenson Gynecol Oncol 2022; 7. Slomovitz Gynecol Oncol 2020; 8. Monk 2020/p3758/table2/footnote - b; 9 Banerjee SN). J Clin Oncol. 41. No 16_suppl (June 1, 2023) 5515 - 5515; 10. Manning - Geist B et al. Clin Cancer Res 2022;28(20):4456 - 4465; Calculated using figures in Gershenson Gynecol Oncol 2022. When you get told that you have a recurrence, the mental load is a lot . You’re thinking, okay, what did I have to do for treatment the first time? Now I have to repeat that . And will there even be something available for me to take for a second, or a third recurrence?

11 Highly Targeted Approach Aimed to Drive a Successful Commercial Launch Effectively reach healthcare providers Top 100 commercial healthcare organizations contribute ~50% of patient claims 1 Engage and support patients Patients likely have progressed through other therapies, and many will be ready for a new treatment Ensure seamless access Support the patient to ensure any barriers to reimbursement are removed Surround Sound Support Programs HCPs PATIENTS ACCESS 1 VSTM DOF – Claims L G SOC Proxy

12 Continued Launch Momentum of AVMAPKI FAKZYNJA CO - PACK in Q325 Please see the full Prescribing Information for more information Source: VSTM DOF $11.2 million Of net product revenue in Q3 2025 133 Prescribers 65% Rx generated by top 100 organizations 60% Rx coming from GynOncs ; 40% from MedOncs 4 Specialty distributors now fully on board

Breadth and Reach Continue to Drive Impressive Results



AVMAPKI
FAKZYNJA
VS 2

- ✓ Prescriptions coming from a mix of academic and community physicians
- ✓ Seeing both repeat prescriptions and refills
- ✓ Payer mix is a combination of commercial and Medicare

Effectively reach healthcare providers

- High engagement among top 100 organizations and 100 offices, includes a mix of academic and community providers
- 65% of Rx coming from tier 1 and 2 accounts
- Repeat prescriptions from physicians prescribing to multiple patients and refills for patients
- 800+ scientific exchanges and 100+ educational forums by medical team

Engage and support patients

- Branded patient website is seeing high traffic with significant patient brochure downloads
- Patients continue to opt-in to receive more details associated with product

Ensure seamless access

- Payer coverage has been broad and time to payment fast (~12-14 days)
- Covered lives has now exceeded 80%; half commercial and half Medicare

VERASTEM ONCOLOGY

Source: VSTM DOF

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NCCN Submission for Treatment Guideline Inclusion Under Review for the Entire Population Enrolled in RAMP 201 Study

	NCCN Category 1	NCCN Category 2a	NCCN Category 2b	NCCN Category 3
General % Commercial Payer Coverage				
Examples of Clinical Data in LGSOC and Current NCCN Guideline Category	**No category 1 recommendation**	**Current Listing: Avutometinib + Defactinib Combination Therapy** • KRAS mt recurrent LGSOC **Hormonal therapy (e.g., Anastrozole, Letrozole) & chemotherapy** • 6-13% ORR [4] • 17-30% discontinuation rate due to AEs[4] **Trametinib** (2-4% US utilization rate[1]) • 26% ORR by INV assessment, no BICR[5] • 36% discontinuation rate due to AEs[5]	**Binimetinib** • Study stopped early due to futility • 16% ORR byBICR • 31% discontinuation rate due to AEs • Supported by MILO study[3]	

VERASTEM ONCOLOGY

General source: NCCN; McGivney Global Advisory research and analysis; L.E.K. research and analysis. NCCN categories of preference: Preferred intervention, Other recommended intervention, Useful in certain circumstances. High-level of evidence generally means large randomized controlled Phased 3 trials; Pie charts represent coverage by all major commercial players; 1. Data on File; 2. GOG 281 trial Gershenson et al., Lancet 2022; 3. MILO Study Monk et al., J Clin Oncol 2020; 4. Supported by GOG 281 and MILO studies[2,3] ; 5. Supported by GOG 281[2]

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15 Continuing Medical Progress in LGSOC

16 Across Patients With and Without KRAS Mutations in RAMP 201, 82% had a Reduction in Target Lesions while Receiving Avutometinib and Defactinib Source for all data: RAMP 201 data cut off as of June 30, 2024; Responses for 3 patients (KRAS wild type, n=1; KRAS mutant, n =2) were unknown Best Overall Response

RAMP 301: International Phase 3 Confirmatory Trial of Avutometinib + Defactinib in Recurrent LGSOC

- Entry criteria similar to RAMP 201 patient population, KRAS mt and KRAS wt recurrent LGSOC; prior MEKi and bevacizumab use allowed and post at least one line of platinum chemotherapy
- Study sites include the U.S., Canada, UK, Europe, Australia, New Zealand, Japan and South Korea

Inclusion Criteria

- Recurrent disease after prior platinum therapy
- Documented KRAS mutation status
- Measurable disease per RECIST v1.1
- Confirmed LGSOC diagnosis
- Prior MEKi allowed
- Prior bevacizumab allowed

1:1 Randomization
n = 270

Stratification Factors:

- KRAS mutation status (wt vs. mt)
- Geography (N. America/EU) vs. ROW
- Number of prior therapies (1-3 vs. 4 or more)

Avutometinib + Defactinib
n = 135

Avutometinib 3.2 mg PO BIW
Defactinib 200 mg BID
3 weeks on, 1 week off

May cross over upon BICR-confirmed PD

Investigator's Choice
n = 135

Pegylated Liposomal Doxorubicin
Paclitaxel
Letrozole
Anastrozole

Primary Endpoint:

PFS (BICR by RECIST v1.1)

Hierarchical Evaluation of PFS*:
KRAS mutant LGSOC
All recurrent LGSOC
KRAS wt LGSOC

Secondary Endpoints[a]

OS
PFS by RECIST v1.1 per INV assessment
ORR
DoR
DCR
Safety
Pharmacokinetics
PROs

[a] Unless otherwise specified, all tumor response-based endpoints will be analyzed using both BICR and INV assessments

RAMP 301 (GOG-3907/ENGOT-ov81/NCRI): Ongoing Randomized Controlled Trial (RCT) NCT06072781

VERASTEM ONCOLOGY

*US FDA analysis plan will evaluate PFS independently in KRAS-mt and KRAS wt LGSOC. BICR: blinded independent central review; BID: twice a day; BIW: twice a week; DCR: disease control rate; DoR: duration of response; INV: investigator; KRAS: kirsten rat sarcoma virus; MEKi: MEK inhibitor; mt: mutant; PO: per oral; pts, patients: ORR: objective response rate; OS: overall survival; PD: progressive disease; PFS: progression-free survival; PROs: patient-reported outcomes; RECIST: response evaluation criteria in solid tumors; wt: wild type.

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18 Next Steps in LGSOC Clinical Program Continue to advance regulatory pathway in Japan and Europe Expect to complete modest IDMC recommended patient enrollment increase in Q1 2026

VS - 7375, oral KRAS G12D (ON/OFF) Inhibitor 19

20 Adapted from Hofmann et al., Cancer Discovery 2022 • The only approved KRAS inhibitors target KRAS G12C, which is largely restricted to NSCLC • KRAS G12D accounts for 26% of all KRAS mutations • KRAS G12D mutations are especially prevalent in pancreatic and colorectal cancers • Targeting KRAS G12D has historically been challenging due to the shallow pocket for drug interaction and lack of a cysteine for covalent binding KRAS G12D is the Most Frequent KRAS Mutation in Human Cancers

VS-7375 is a Potent KRAS G12D Dual ON/OFF Inhibitor


KRAS
G12D OFF
(inactive)
GDP
P
GAP
GEF
GTP
GDP
VS-7375
KRAS
G12D ON
(active)
GTP
RAS/MAPK pathway
signaling
GEF: Guanine nucleotide exchange factor
GAP: GTPase-activating protein

Binding Assays*

KRAS G12D State	VS-7375 K_D (pM)	Assay
GppNHp-bound (ON/active)	18	SPR affinity
GDP-bound (OFF/inactive)	12	SPR affinity

Functional Assays

KRAS G12D State	VS-7375 IC_{50} (nM)	Assay
GppNHp-bound (ON/active)	2 ± 1	RAF1 binding
GDP-bound (OFF/inactive)	6 ± 1	Nucleotide exchange

Residence time for VS-7375 is 18-24 hours compared to ~1 hour for AZD0022 (G12Di) or AMG410 (pan-KRASi)

VERASTEM ONCOLOGY

Pachter, Targeting RAS Salamanca 2025.

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22 VS - 7375 Potently and Selectively Inhibits 3D Proliferation of KRAS G12D Mutant Cell Lines VS - 7375 IC50 (nM) KRAS status Cell Line 8 G12D SKLU1 2 G12D KP4 2 G12D GP2D 7 G12D HPAC 5 G12D HPAF - II 7 G12D AsPC1 8 G12D Panc08.13 7 G12D LS513 33 G12D LS180 63 G12D Panc04.03 133 G12C MiaPaca2 1471 G12C H358 3069 G12C H1373 >5000 G12C H2122 828 G12V H441 >5000 G12S A549 756 G13D HCT116 >5000 wild - type H1299 3287 wild - type GAK >5000 wild - type SKMEL2 >5000 wild - type PC9 >5000 wild - type H1975 >5000 wild - type A375 >5000 wild - type HT29 0.001 0.01 0.1 1 10 0 20 40 60 80 100 VS-7375 (µM) C e l l P r o l i f e r a t i o n ( % c o n t r o l ) LS180 (KRAS G12D) Panc04.03 (KRAS G12D) SKLU1 (KRAS G12D) AsPC1 (KRAS G12D) HPAF-II (KRAS G12D) KP4 (KRAS G12D) A549 (KRAS G12S) MiaPaca2 (KRAS G12C) H1975 (KRAS wt) A375 (KRAS wt) GAK (KRAS wt) H441 (KRAS G12V) VS-7375 HT29 (KRAS wt) H1373 (KRAS G12C) PC9 (KRAS wt) H358 (KRAS G12C) GP2D (KRAS G12D) Panc08.13 (KRAS G12D) H2122 (KRAS G12C) SKMEL2 (KRAS wt) KRAS G12D-mutant KRAS non-G12D-mutant KRAS wild-type HPAC (KRAS G12D) HCT116 (KRAS G13D) HT1299 (KRAS wt) LS513 (KRAS G12D) 0.001 0.01 0.1 1 10 0 20 40 60 80 100 VS-7375 (µM) C e l l P r o l i f e r a t i o n ( % c o n t r o l ) LS180 (KRAS G12D) Panc04.03 (KRAS G12D) SKLU1 (KRAS G12D) AsPC1 (KRAS G12D) HPAF-II (KRAS G12D) KP4 (KRAS G12D) A549 (KRAS G12S) MiaPaca2 (KRAS G12C) H1975 (KRAS wt) A375 (KRAS wt) GAK (KRAS wt) H441 (KRAS G12V) VS-7375 HT29 (KRAS wt) H1373 (KRAS G12C) PC9 (KRAS wt) H358 (KRAS G12C) GP2D (KRAS G12D) Panc08.13 (KRAS G12D) H2122 (KRAS G12C) SKMEL2 (KRAS wt) KRAS G12D-mutant KRAS non-G12D-mutant KRAS wild-type HPAC (KRAS G12D) HCT116 (KRAS G13D) HT1299 (KRAS wt) LS513 (KRAS G12D) Targeting RAS Salamanca 2025.

23 VS - 7375 (G12D ON/OFF inhibitor) is More Efficacious Than G12D ON and Pan - RAS ON Inhibitors in KRAS G12D Mutant Tumor Models KP4 Pancreatic Cancer Model LU0876 NSCLC PDX Model -100 0 100 200 500 1000 1500 2000 R e s p o n s e @ D a y 2 0 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e R M C - 9 8 0 5 1 0 0 m g / k g Q D V S - 7 3 7 5 5 0 m g / k g B I D 4 SDs R M C - 6 2 3 6 2 5 m g / k g Q D 8 PRs 4 SDs 0 10 20 30 0 500 1000 1500 2000 2500 Days after first dose T u m o r v o l u m e ( m m 3 + / - S E M ) Vehicle VS-7375 50 mg/kg BID RMC-9805 100 mg/kg QD RMC-6236 25 mg/kg QD vehicle RMC-9805 RMC-6236 VS-7375 -100 0 100 200 300 400 500 R e s p o n s e @ D a y 1 4 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e R M C - 9 8 0 5 1 0 0 m g / k g Q D V S - 7 3 7 5 3 0 m g / k g B I D 7 PRs 1 SD R M C - 6 2 3 6 2 5 m g / k g Q D 1 PR 2 SDs 2 PRs 4 SDs R M C - 9 8 0 5 6 0 m g / k g Q D V S - 7 3 7 5 1 0 0 m g / k g B I D 1 CR 7 PRs Equivalent daily dose Maximal dose 0 10 20 30 0 250 500 750 1000 1250 Days after first dose T u m o r v o l u m e ( m m 3 + / - S E M ) vehicle RMC-9805 RMC-6236 VS-7375 Vehicle VS-7375 30 mg/kg BID po RMC-9805 60 mg/kg QD po RMC-6236 25 mg/kg QD po LS513 Colorectal Cancer Model

24 Variant - Selective KRAS Inhibitors Spare T Cell Proliferation in Contrast to RAS - Multi Inhibitor 0.1 1 10 100 1000 0 20 40 60 80 100 Concentration (nM) C e l l P r o l i f e r a t i o n ( % c o n t r o l ) VS-7375 RMC-9805 RMC-6236 VS-7375 RMC-9805 RMC-6236 CD8+ 0.1 1 10 100 1000 0 20 40 60 80 100 Concentration (nM) C e l l P r o l i f e r a t i o n ( % c o n t r o l ) VS-7375 RMC-9805 RMC-6236 VS-7375 RMC-9805 RMC-6236 CD4+ Isolated CD3+ T cells from PBMCs from triplicate human donors were cultured with anti - human CD3/CD28 beads and treated for 3 days Pachter, Targeting RAS Salamanca 2025.

WCLC 2025

GFH375: NSCLC Baseline Characteristics & Patient Disposition

- 28 NSCLC patients with local tumor testing KRAS G12D+ were treated with GFH375 single agent, including 16 at 600 mg QD.
- Majority (60.7%) were never smokers.
- Among the 22 patients with baseline PD-L1 TPS data available, none had high expression (TPS ≥ 50%).
- 17.9% had baseline brain metastases.
- Majority (64.3%) had received at least 2 prior lines of therapies; all received prior platinum-based chemo therapies; 96.4% received prior ICIs.
- Most patients were ongoing; the longest follow-up was 55.6 weeks.

	All NSCLC (n=28)	NSCLC at 600 mg QD (n=16)
Discontinued n(%)	12 (42.9)	4 (25.0)
Adverse event	1 (3.6)	1 (6.3)
Progress disease	8 (28.6)	2 (12.5)
Patient's decision	2 (7.1)	1 (6.3)
Physician's decision	1 (3.6)	0

	All NSCLC (n=28)	NSCLC at 600 mg (n=16)
Age, median (range), years	61 (36-74)	60.5 (36-74)
Female, n(%)	13 (46.4)	8 (50)
Smoking status, n(%)		
Current or former	11 (39.3)	8 (50)
Never	17 (60.7)	8 (50)
ECOG PS, n(%)		
1	26 (92.9)	14 (87.5)
Pathology adenocarcinoma, n(%)	28 (100)	16 (100)
Baseline metastasis, n(%)	28 (100)	16 (100)
Bone	12 (42.9)	4 (25.0)
Brain	5 (17.9)	1 (6.3)
Liver	3 (10.7)	2 (12.5)
PD-L1 TPS, n(%)		
Known	22 (78.6)	11 (68.8)
< 1%	*13 (59.1)* [1]	*6 (54.5)* [2]
1-49%	*9 (40.9)* [1]	*5 (45.5)* [2]
≥ 50%	0	0
Prior lines of therapies, median (range)*	2 (1-4)	1.5 (1-4)
Prior ICI, n(%)	27 (96.4)	16 (100)
Prior platinum, n(%)	28 (100)	16 (100)
Prior ICI +platinum concurrent, n(%)	25 (89.3)	16 (100)

[1] Percentage denominator is 22. [2] Percentage denominator is 11.

* A neoadjuvant and adjuvant therapy would be counted as a line of system therapy if patient relapsed or progressed during treatment or within 6 months of last dose.

VERASTEM ONCOLOGY

Cut-off date: 01 August 2025.

25

Source: GenFleet Therapeutics WCLC 2025 Mini Oral Presentation September 7, 2025; Efficacy and Safety of GFH375 in Advanced Non-Small Cell Lung Cancer Patients with KRAS G12D Mutation.

WCLC 2025

GFH375: Efficacy in NSCLC

- **ORR is 68.8% in 16 patients at 600 mg QD and 57.7% in 26 evaluable patients***
- Of the 11 patients at 600 mg QD with PR, 5 have confirmed and 5 have the potential to confirm the PR
- 2 additional patients at 600 mg QD with 20-30% reduction are still on treatment with potential for response

- Among the 5 patients with baseline brain metastases, 2 achieved PR
- Median (range) time on treatment: 15.1 weeks (range: 4.6 - 55.6)
- Median (range) time to response: 6.3 weeks (range: 6.0 - 48.1)


Best Percentage Change from Baseline%
100
50
0
-50
C C C C C C C
#
#
BOR PD PD SD SD SD SD PD SD SD SD SD PR PR PR PR PR PR PR PR PR PR PR PR PR PR PR
PLoT 3 2 2 2 3 1 2 1 1 2 2 1 1 1 2 2 3 4 2 3 4 1 1 2 3 1

	All patients (N=26)	600mg QD (N=16)
ORR [90% CI]	57.7% [39.8%, 74.2%]	68.8% [41.3%, 89.0%]
DCR [90% CI]	88.5% [72.8%, 96.8%]	93.8% [69.8%, 99.8%]


750mg QD
300mg BID
600mg QD
400mg QD
200mg QD
100mg QD
PR
SD
PD
Non-CR/Non-PD
Death
C -PR confirmed
→ -On treatment
BM -Brain metastasis at baseline
Months
0
2
4
6
8
10
12
14

Data cut-off date: 01 August 2025.
All patients received first dose of GFH375 at least 10 weeks prior to data cut-off date. Median follow-up 21.8 weeks (range: 8.3 - 55.6).
* One patient (200 mg QD) had no target lesion at baseline but remains stable; one patient (400 mg QD) dropped out early without post-baseline tumor assessment due to patient's decision and died 41 days after last dose due to disease progression.
# Two patients achieved PR but discontinued before response confirmation. One (400 mg QD) had PD at the 2nd assessment. The other dropped out due to G4 hepatic function abnormal (recovered after discontinuation).
BOR, best overall response; CI, confidence interval; DCR, disease control rate; ORR, objective response rate; PD, progressive disease; PR, partial response; SD, stable disease; PLoT: number of prior lines of therapies.

VERASTEM ONCOLOGY

26

Source: GenFleet Therapeutics WCLC 2025 Mini Oral Presentation September 7, 2025; Efficacy and Safety of GFH375 in Advanced Non-Small Cell Lung Cancer Patients with KRAS G12D Mutation.

WCLC 2025

GFH375: Safety Data in All Patients from the GenFleet Phase 1/2 Study

- 142 patients, including 28 NSCLC, with advanced KRAS G12D mutation were treated with GFH375 single agent.
  - 93% had baseline ECOG PS = 1.
  - 75% had received at least ≥ 2 prior lines of therapies.
- 97 patients, including 16 NSCLC, were treated at 600 mg QD.
- No treatment related death.
- **4.2% of patients discontinued treatment due to TRAEs. Dose intensity = 90%.**
- 27.5% of patients had grade 3/4 TRAEs.
- Overall, GFH375 has manageable safety profile in previously treated advanced cancer patients.
- Grade ≥3 TRAEs and SAEs are more frequent in NSCLC patients; however, discontinuation rate appears to be similar.

Adverse events, n(%)	All dose levels		600 mg QD	
	All types[1] (N=142)	NSCLC [2] (N=28)	All types (N=97)	NSCLC (N=16)
TEAEs				
All grades	141 (99.3)	28 (100)	96 (99.0)	16 (100)
Grade ≥3	60 (42.3)	15 (53.6)	41 (42.3)	7 (43.8)
SAE	27 (19.0)	6 (21.4)	19 (19.6)	3 (18.8)
Leading to interruption	51 (35.9)	10 (35.7)	31 (32.0)	4 (25.0)
Leading to reduction	12 (8.5)	5 (17.9)	7 (7.2)	3 (18.8)
Leading to discontinuation	9 (6.3)	1 (3.6)	6 (6.2)	1 (6.3)
Leading to death	4 (2.8)	0	3 (3.1)	0
TRAEs				
All grades	139 (97.9)	28 (100)	96 (99.0)	16 (100)
Grade ≥3	39 (27.5)	13 (46.4)	25 (25.8)	6 (37.5)
SAE	11 (7.7)	4 (14.3)	8 (8.2)	2 (12.5)
Leading to interruption	33 (23.2)	9 (32.1)	19 (19.6)	3 (18.8)
Leading to reduction	11 (7.7)	5 (17.9)	7 (7.2)	3 (18.8)
Leading to discontinuation	6 (4.2)	1 (3.6)	4 (4.1)	1 (6.3)
Leading to death	0	0	0	0

Data cut-off date: 17 Jun 2025
The median exposure time to GFH375 in all patients was 9.6 (range: 0.9-49.1) weeks by the cut-off date.
[1] Including all patients treated at all dose levels: 100 mg QD (n=1), 200 mg QD (n=1), 400 mg QD (n=29), 600 mg QD (n=97), 750 mg QD (n=8), 900 mg QD (n=3), and 300 mg BID (n=3).
[2] Including NSCLC patients treated at all dose levels: 100 mg QD (n=1), 200 mg QD (n=1), 400 mg QD (n=7), 600 mg QD (n=16), 750 mg QD (n=1), and 300 mg BID (n=2).
SAE, serious adverse event; TEAE, treatment emergent adverse event; TRAE, treatment related adverse event.

VERASTEM ONCOLOGY

Source: GenFleet Therapeutics WCLC 2025 Mini Oral Presentation September 7, 2025; Efficacy and Safety of GFH375 in Advanced Non-Small Cell Lung Cancer Patients with KRAS G12D Mutation.

27

28 WCLC 2025 Source: GenFleet Therapeutics WCLC 2025 Mini Oral Presentation September 7. 2025; Efficacy and Safety of GFH375 in Advanced N on - Small Cell Lung Cancer Patients with KRAS G12D Mutation. Abbreviations: ALT, alanine transaminase; AST, aspartate transferase; TRAE, treatment related adverse event; WBC, white blood cell. GFH375: Safety Data in All Patients from the GenFleet Phase 1/2 Study • No new safety signals were observed • The most frequent TRAEs were gastrointestinal AEs (diarrhea, vomiting, and nausea) and hematological AEs (anemia and neutropenia), mainly grade 1/2 and manageable with supportive medications • Most frequent G3/4 TRAEs were neutropenia (6.3%) and anemia (4.2%) • Multiple AEs had higher rates in NSCLC patients, potentially due to prior use of ICIs » 96.4% patients with NSCLC had received ICIs before GFH375 treatment » The median time of last dose of ICIs to first administration of GFH375 was 2.8 months (range: 1.0 - 40.0); the median time of ICI treatment was 4.3 months (range: 0.7 – 26.5) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Most frequent TRAEs (≥10% of all patients) Grade 1 Grade 2 Grade 3 Grade 4 Grade 5 Left bar: all patients (N=142) Right bar: NSCLC (N=28)

ESMO 2025

GFH375: Patient and Disease Characteristics - Pancreatic Ductal Adenocarcinoma (PDAC)

- A total of 66 patients with advanced *KRAS G12D* mutant PDAC were treated at 600 mg QD of GFH375 monotherapy, all with ECOG PS 1.
- The majority (95.5%) of patients were diagnosed with stage IV disease at study entry, with liver being the most common metastatic location (78.8%), followed by lung (28.8%), peritoneum (28.8%) and bone (18.2%).
- 68.2% of patients had received at least 2 prior lines of anticancer therapies, mainly chemotherapies; 33.3% had previously received ICIs.
- 31 (47.0%) patients were still on treatment; the longest duration of treatment was 367 days.

Patients discontinued from treatment:	**35 (53.0%)**
• Disease progression	21 (31.8%)
• Adverse event [a]	6 (9.1%)
• Other [b]	4 (6.1%)
• Investigator's decision	2 (3.0%)
• Initiation new anticancer therapy	1 (1.5%)
• Withdrawal of consent	1 (1.5%)

	GFH375 600 mg QD (N=66)
Age, median (range), years	60 (35, 74)
≥60, n (%)	35 (53.0%)
Male, n (%)	35 (53.0%)
ECOG PS 1, n (%)	**66 (100%)**
Histological type, n (%)	
Adenocarcinoma	64 (97.0%)
Adenosquamous carcinoma	2 (3.0%)
Stage IV at study entry, n (%) [c]	63 (95.5%)
Baseline metastasis, n (%)	
Liver	52 (78.8%)
Lung	19 (28.8%)
Peritoneum	**19 (28.8%)**
Bone	12 (18.2%)
Number of prior lines of anticancer therapy, (range)	(1, 5)
1, n (%)	21 (31.8%)
≥2, n (%)	**45 (68.2%)**
Prior anticancer therapy, n (%)	
Gemcitabine-containing	61 (92.4%)
Fluorouracil-containing	50 (75.8%)
Irinotecan-containing	35 (53.0%)
Immune checkpoint inhibitors	**22 (33.3%)**

VERASTEM ONCOLOGY

Source: GenFleet Therapeutics. Data cut-off date: September 27, 2025. All patients received first dose of GFH375 at least 4 months prior to the cut-off date.
[a] One due to treatment-related grade 3 hepatic function abnormalities; one due to treatment-related grade 3 renal failure; the others due to AEs not related to GFH375. [b] All were by patient decision; [c] The rest of 3 were stage III with T4. Abbreviations: ICI, immune checkpoint inhibitor. ECOG, Eastern Cooperative Oncology Group. PS, performance status.

29

30 GFH375: Best Overall Response (PDAC) Changes from baseline in target lesions 20 50 0 - 30 - 5 0 0 100 200 300 Time since study treatment initiation (days) 20 - 30 Best % changes from baseline in target lesions - 50 0 N=59 40.7% [30%, 52%] ORR [90%CI] Best overall response, n (%) 24 (40.7) Partial response 33 (55.9) a Stable disease 2 (3.4) b Progressive disease 96.7% [90%, 99%] DCR [90%CI] • ORR was 40.7% (24/59), 90%CI was [30%, 52%] in the 59 evaluable patients. • DCR was 96.7% (57/59), 90%CI was [90%, 99%]; Majority (91.5%) had reduction in target lesions. ESMO 2025 Partial response Stable disease Progressive disease Source: GenFleet Therapeutics. Data cut - off date: September 27, 2025. All patients received first dose of GFH375 at least 4 mont hs prior to the cut - off date. Seven patients had no post - treatment tumor assessments due to early dropout: 2 due to AEs not related to GFH375 (1 upper gastrointestinal hemorrhage and 1 respira tor y failure); 1 started new anticancer therapy; 4 early discontinued due to patient decision. Left figure: "C“ represents confirmed responders. Arrows indicate treatment ongoing. Abbreviations: CI, confidence in terval. DCR, disease control rate. ORR, objective response rate .

31 GFH375: Progression - Free Survival (PDAC) ESMO 2025 • Median PFS was 5.52 months ( 90%CI: 4.27, 7.20), with a median follow - up time 5.65 months ( 90%CI: 4.96, 6.08 ). • 4 - month PFS rate was 78.2% ( 90%CI: 69.8%, 87.5%). Source: GenFleet Therapeutics. Data cut - off date: September 27, 2025. All patients received first dose of GFH375 for at least 4 months prior to the cut - off date.

32 GFH375: Overall Survival (PDAC) ESMO 2025 • Median OS was not reached with a median follow - up time 5.65 months (90%CI: 5.22, 6.14). • 4 - month OS rate was 92.2% (90%CI: 86.8%, 97.9%). Source: GenFleet Therapeutics. Data cut - off date: September 27, 2025. All patients received first dose of GFH375 at least 4 months prior to the cut - off date.

ESMO 2025

GFH375: Safety Overview (PDAC)

- GFH375 presented a manageable safety profile at 600mg QD in previously heavily treated *KRAS G12D* mutant PDAC patients.
  - All patients experienced at least one TEAE and TRAE.
  - No fatal TRAE. Grade 3 TRAEs occurred in 20 patients (30.3%) and a grade 4 TRAE occurred in one patient (1.5%).
  - TRAE resulted in dose discontinuation in 2 patients (3.0%) and reduction in 4 patients (6.1%).
  - The mean relative dose intensity was 93%.

	GFH375 600mg QD (N=66)	
	Any grade, n (%)	≥ grade 3, n (%)[a]
Patients with at least one TEAE/TRAE	66 (100)/66 (100)	33 (50.0)/21 (31.8)
Patients with at least one serious TEAE/TRAE	17 (25.8)/9 (13.6)	14 (21.2)/7 (10.6)
Patients with dose modifications due to TEAE/TRAE	28 (42.4)/21 (31.8)	20 (30.3)/12 (18.2)
Discontinuation	5 (7.6)/2 (3.0)	5 (7.6)/2 (3.0)
Dose reduction	4 (6.1)/4 (6.1)	1 (1.5)/1 (1.5)
Dose interruption	25 (37.9)/18 (27.3)	18 (27.3)/11 (16.7)

VERASTEM ONCOLOGY

Source: GenFleet Therapeutics: Data cut-off date: August 27, 2025. Graded per CTCAE v5.0. a Only one patient experienced a grade 4 treatment-related neutropenia and recovered with treatment of G-CSF. Abbreviations: CTCAE, Common Terminology Criteria for Adverse Events. QD, once daily. TEAE, treatment-emergent adverse event. TRAE, treatment-related adverse event.

33

ESMO 2025

GFH375: Common Adverse Events (PDAC)

- The safety profile of GFH375 in *KRAS G12D* mutant PDAC patients is consistent with previous report[1,2]
  - Common TRAEs were gastrointestinal and hematological AEs; most were grade 1 or 2 and manageable with supportive treatment
  - Most frequent TRAEs (≥20%) were diarrhea (56.1%), neutrophil count decreased (48.5%), vomiting (47.0%), nausea (47.0%), anaemia (42.4%), white blood cell count decreased (36.4%), decreased appetite (33.3%), hypoalbuminaemia (33.3%), platelet count decreased (28.8%), asthenia (25.8%), aspartate aminotransferase increased (24.2%), and alanine transferase increased (22.7%)
  - The only case of G4 liver tox was TEAE, not TRAE: Biliary tract obstruction due to enlarged lymph node which is not drug-related*


Most common AEs (≥20%)
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Grade 5
Grade 4
Grade 3
Grade 2
Grade 1
Left Bar: Treatment-Emergent AE
Right Bar: Treatment-Related AE
Diarrhea
Neutrophil count decreased
Anemia
Vomiting
Nausea
Hypoalbuminemia
WBC decreased
Decreased appetite
PLT decreased
Asthenia
AST increased
ALT increased

Source: *GenFleet Therapeutics update on Oct. 27. 2025; GenFleet Therapeutics: Data cut-off date: August 27, 2025. Using MedDRA v27.1. Graded per CTCAE 5.0.
[1] Xinghao Ai et al. J Clin Oncol. 43, 3013-3013(2025). [2] Lu S, et al. 2025 WCLC. MA02.07
Abbreviations: ALT, alanine transferase. AST, aspartate transferase. CTCAE, Common Terminology Criteria for Adverse Events. PLT, platelet. TEAE, treatment-emergent adverse event. TRAE, treatment-related adverse event. WBC, white blood cell.

VERASTEM ONCOLOGY

34

GFH375 PDAC Subgroup Analysis: ORR & PFS (Post ESMO Update)

- 59 participants had measurable disease at baseline and at least one post-baseline tumor assessment
- mPFS and mOS has not been reached for 2L PDAC patients. Median follow up time was 5.65 months.
- mPFS for 3L+PDAC patients was 5.52 months and mOS has not been reached.

	All PDAC (N=59)	2L (N=12)	3L+ (N=47)
ORR [90%CI]	**40.7%** [29.87%, 52.22%]	**58.3%** [31.52%, 81.90%]	**36.2%** [24.52%, 49.18%]
DCR [90%CI]	**96.6%** [89.71%, 99.39%]	**100%** [77.91, 100%]	**95.7%** [87.20%, 99.24]



Max target lesion change from baseline %
50
0
-50
C C C C C
C C C C C C C C C C C C C C
2L
3L+

PDAC: Subgroup Analysis – PFS



All
2L
3L+
Censored and ongoing
PFS probability
1.00
0.75
0.50
0.25
0.00
0 30 60 90 120 150 180 210 240 270 300 330 360 390
Follow up time(d)
Number at risk
All 66 62 57 51 45 23 10 5 4 1 1 1 1 0
2L 12 12 11 9 7 4 2 1 1 1 1 1 1 0
3L+ 54 50 46 42 38 19 8 4 3 0 0 0 0 0

	All PDAC (N=66)	2L (N=12)	3L+ (N=54)
Median PFS (months)	5.52	Not reached	5.52
No. of Events	33	4 (maturity:33%)	29
On Treatment without Event	25	5	20

Source: GenFleet Therapeutics Oct. 27, 2025. Data cut-off date: September 27, 2025. All participants received first dose of GFH375 for at least 4 months prior to the cut-off date. Seven participants had no post-treatment tumor assessments due to early dropout: 2 due to AEs not related to GFH375 (1 upper gastrointestinal hemorrhage and 1 respiratory failure); 1 started new anticancer therapy; 4 early discontinued due to participant decision. Figure: "C" represents confirmed responders. Arrows indicate treatment ongoing. The bars for 3 participants are not shown in the waterfall plot: [a]1 had best overall response (BOR) as SD, and the best percentage change from baseline in was 0%. [b]2 had progressive disease as their BOR: one had a target lesion decrease by 0.4% from baseline with non-target lesion progression; the other had target lesions increase by 0.7% from baseline with non-target lesion progression. Abbreviations: CI, confidence interval. DCR, disease control rate. ORR, objective response rate.

VERASTEM ONCOLOGY

35

36 GFH375 600mg QD 2L+ PDAC, N=66 Grade ≥ 3 Any grade Gastrointestinal disorders 3.0% 56.1% Diarrhea 1.5% 47.0% Vomiting 0 47.0% Nausea 3.0% 33.3% Decreased appetite Hematological toxicities 7.6% 48.5% Neutrophil count decreased 7.6% 42.4% Anemia 1.5% 36.4% WBC count decreased 1.5% 28.8% PLT decreased Liver enzyme abnormalities 1.5% 24.2% AST increased 0 22.7% ALT increased Skin toxicities 0 3.0% Rash GFH375 Breakdown of PDAC Safety Data (Post ESMO Update) Source: GenFleet Therapeutics.

37 • Efficacious starting dose: • 400 mg QD starting dose supported by monotherapy efficacy/safety in FIH study • Evaluating GI side effect mitigations: • Use prophylactic anti - emetics • Evaluate dosing with and without food • Evaluate additional formulation • Multiple, high - value indication strategy: • Monotherapy expansion cohorts in PDAC & NSCLC • Combination cohorts with cetuximab for CRC, chemotherapy for PDAC, chemo plus I - O for NSCLC • Expand to geographies outside of U.S. Accelerated Development Approach Builds on Preliminary First - in - Human Study Findings Multi - Arm Clinical Study Evaluating Monotherapy and Combinations FDA Engagement Plans • Granted Fast Track Designation for: • First - line in patients with KRAS G12D locally advanced or metastatic PDAC • Patients with KRAS G12D locally advanced or mPDAC who received at least one prior line of standard systemic therapy in July 2025 • Plan to pursue Breakthrough Therapy Designation • Accelerated clinical development with FDA input

VS-7375-101 Study Schema, Efficiently Testing KRAS G12D+ Indications with Monotherapy and SOC Combinations

VS-7375 Monotherapy

Part A: Single Agent Dose Escalation – Any KRAS G12D Solid Tumor

The study will evaluate dosing with meals and utilize prophylactic anti-emetics

- **Dose Level 3:** 900 mg QD
- ✓ **Dose Level 2:** 600 mg QD
- ✓ **Dose Level 1:** 400 mg QD
- **Dose Level -1**: 300 mg QD

Select RP2D →

Part B: Dose Expansion

- **Cohort B1: 2L+ PDAC (N=20)**
- **Cohort B2: 2L+ NSCLC (N=20)**
- **Cohort B3: 2L+ Solid Tumors (N=20)**

VS-7375 + Combinations

Part C: Combination Dose Escalations

VS-7375 Dose Escalation
Anticipated dose levels range from 400-900 mg QD, with options for reduction if required.

+

Part C: Combination Dose Escalations		Part D: Combination Dose Expansion
Cohort C1: 2L+ Solid Tumors Cetuximab*	Select RP2D	**Cohort D1: 2L+ CRC** Cetuximab **(N=20)**
Cohort C2: 1L NSCLC Carboplatin/Pemetrexed/ Pembrolizumab	Select RP2D	**Cohort D2: 1L NSCLC** Carboplatin/Pemetrexed/ Pembrolizumab **(N=20)**
Cohort C3: 2L+ PDAC Gemcitabine + Nab-Paclitaxel	Select RP2D	**Cohort D3: 2L+ PDAC** Gemcitabine/Nab-Paclitaxel **(N=20)**
Cohort C4: 1L PDAC - 75+ yo Gemcitabine	Select RP2D	**Cohort D4: 1L PDAC - 75+ yo** Gemcitabine **(N=20)**

✓ Dose-level cleared

VERASTEM ONCOLOGY

38

39 Source: Verastem press release Oct. 23, 2025; VSTM DOF VS - 7375 Clears Two Dose Levels, Demonstrates Promising Anti - Tumor Activity in Ongoing Phase 1/2a Trial Monotherapy Dose Escalation GI Adverse Events Combination Cohorts First two monotherapy dose levels (400 mg QD and 600 mg QD) cleared, with no dose - limiting toxicities reported No nausea, vomiting, or diarrhea greater than Grade 1 was observed in first two dose levels Enrollment initiated for VS - 7375 in combination with cetuximab in patients with advanced KRAS G12D mutant solid tumors, including colorectal cancer Anti - Tumor Activity Promising anti - tumor activity observed in patients with various solid tumors, including advanced pancreatic ductal adenocarcinoma

40 Next Steps in VS - 7375 Clinical Program Q4 2025 1H 2026 • Plan to report an interim safety and efficacy update on the Phase 1/2a trial of VS - 7375. ௗ • Expect to select the RP2D and plan to initiate monotherapy expansion cohorts in advanced PDAC, NSCLC, and other KRAS G12D - mutated solid tumors. • Expect to select the RP2D and plan to initiate combination expansion cohorts in CRC, PDAC, and NSCLC. • Continue enrollment in the combination cohort of VS - 7375 and cetuximab. • Plan to initiate the dose escalation cohorts in combination with chemotherapy in PDAC and chemotherapy with anti - PD - 1 in NSCLC. • Plan to engage with the FDA to discuss our development path forward  , including potential registration - directed clinical trials in PDAC and NSCLC.

Topline Data from RAMP 205: Avutometinib + Defactinib + Standard of Care in First - Line Metastatic Pancreatic Cancer

42 1 SEER 12; 2 worldometers; 3 Globocan/Japan/factsheet; 4 McIntyre, Cancer Cell, Sept 2023; 5 Yu, Frontiers in Oncology, Jul 2021 Pancreatic Ductal Adenocarcinoma (PDAC) Represents an Area of High Unmet Need 0 5 10 15 20 25 30 35 40 45 50 5-Yr Relative Survival KRAS Mutations Are Present in ~90 - 95% of PDAC 4 High Unmet Need Based on 5 Year Relative Survival of 13.3% Nearly 180,000 Total Incident PDAC Patients 35% 30% 13% 13% 8% KRAS G12D KRAS G12V KRAS G12R Other KRAS mutations KRAS WT ~59,800 1 ~43,200 3 ~77,500 2

RAMP 205: Designed to Identify and Evaluate RP2D in Combination with Chemotherapy for Treatment of Newly Diagnosed mPDAC

RAMP 205: Ongoing Phase 1/2 Evaluating Avutometinib + Defactinib with Gemcitabine and Nab-paclitaxel

Inclusion Criteria

- Histologic or cytologic confirmed mPDAC
- Eligible for treatment in the first-line setting (no prior systemic therapy for advanced or metastatic disease)
- Measurable by RECIST v1.1 by CT or MRI
- ECOG Performance status of ≤1
- Part B only, adequate tissue sample to evaluate KRA mutational status

→

Part A: Dose Evaluation
(3+3 DLT Assessment)

Avutometinib + Defactinib + Gemcitabine + Nab-paclitaxel

Dose Finding Cohorts n=3-6

→

Avutometinib + Defactinib + Gemcitabine + Nab-paclitaxel

DLT-Cleared Dose Level Expansion

↓

RP2D Selection

→

Part B: Dose Expansion
(Primary Endpoint: ORR)

- Patients with PDAC treated at RP2D
- Stage 1: 17 patients if ≥7 responders, then
- Simon's 2-stage design: expand to 29 patients

Current status of trial

Collaboration with PanCAN, NCT05669482

DLT: dose-limiting toxicity; RP2D: recommended phase 2 dose; CT: computed tomography; ECOG: European Cooperative Oncology Group; MRI: magnetic resonance imaging

VERASTEM ONCOLOGY

43

44 Updated 05/01/25 Enrolled N=60 Days Chemo Dosing Nab - Paclitaxel Gemcitabine Defactinib Avutometinib Dose Level 12 1 - 8 - 15 125 800 200 2.4 1 12 1 - 8 - 15 100 800 200 3.2 0 12 1 - 8 - 15 100 800 200 2.4 - 1 12 1 - 15 125 800 200 3.2 1a 12 1 - 15 125 1000 200 3.2 2a PART A Enrollment Summary Dose Levels & Administration Schedule (28 - day) Cycle RAMP 205: 12 Patients Enrolled in Each Dose Cohort • Enrolled: (n=60) • Treatment Ongoing: (n=19) • Ended Study: (n=30) • Survival Follow Up: (n=11) Dose level 1 selected as the RP2D

45 Source: F_TR_WATERFALL.sas Data Cut: 01 AUG 25 Dose Level 1 Demonstrated a Confirmed 83% ORR with Tumor Shrinkage Observed in All Patients Dose Level 1: Response & Disease Control Rate as of August 1, 2025 83.3% ( 10/12) Confirmed ORR, n (%) 10 (83.3) PR, n (%) 2 (16.7) SD, n (%) 0 PD, n (%) 92% (11/12 ) DCR, n (%) ≥ 4 cycles Dose Level 1: Efficacy Evaluable Population (n=12) • This RP2D has been expanded to a total of 29 patients and enrollment has been completed.

46 Source: Program:F_TX_RS_SWIMMER_DL1.sas Data Cut: 25 APR 25 Encouraging Duration of Treatment Observed to Date for Dose Level 1 Dose Level 1 Duration of Treatment Safety Population (n=12) Historical Gem/Nab PFS 95% CI mPFS Reference Study 4.5 - 5.9 5.5 MPACT N=421 Von Hoff 2013 5.3 - 5.8 5.6 NAPOLI 3 N=387 O’Reilly 2023 Historical Gem/Nab mPFS

47 Source: Dr. Lim, Siteman Cancer Center 7 Patient with mPDAC Showed Substantial Tumor Shrinkage in Dose Level 1 Before C1 After C2 After C4 After C6 metastasis primary tumor 63 year - old Female

AEs were Generally Manageable, Allowing Patients to Remain on Treatment

DL1 Treatment Emergent AE All Grades ≥ 25% / Non-laboratory AEs				
TEAEs	**Dose Level 1 (n=12)**		**NAPOLI 3* (N=379)**	
Preferred term	**All Grades n (%)**	**Grade ≥3 n (%)**	**All Grades n (%)**	**Grade ≥3 n (%)**
Nausea	10 (83)	0	162 (43)	10 (3)
Diarrhoea	9 (75)	0	139 (37)	17 (4)
Fatigue	9 (75)	0	143 (38)	20 (5)
Alopecia	8 (67)	0	119 (31)	Not Listed**
Constipation	8 (67)	0	113 (30)	8 (2)
Oedema peripheral	7 (58)	2 (17)	108 (29)	Not Listed**
Rash maculo-papular	7 (58)	0	Not Listed**	Not Listed**
Stomatitis	7 (58)	1 (8)	45 (12)	Not Listed**
Vomiting	7 (58)	1 (8)	100 (26)	8 (2)
Dysgeusia	6 (50)	0	58 (15)	Not Listed**
Hypotension	6 (50)	0	Not Listed**	Not Listed**
Pyrexia	6 (50)	1 (8)	87 (23)	Not Listed**
Decreased appetite	5 (42)	0	106 (28)	10 (3)
Hypertension	5 (42)	1 (8)	Not Listed**	8 (2)
Neuropathy peripheral	5 (42)	1 (8)	66 (17)	22 (6)
Cough	4 (33)	0	Not Listed**	Not Listed**
Dyspepsia	4 (33)	0	Not Listed**	Not Listed**
Dyspnoea	4 (33)	0	47 (12)	8 (2)
Retinopathy	4 (33)	1 (8)	Not Listed**	Not Listed**
Vision blurred	4 (33)	1 (8)	Not Listed**	Not Listed**
Abdominal Distension	3 (25)	0	Not Listed**	Not Listed**
Abdominal Pain	3 (25)	0	77 (20)	14 (4)
Depression	3 (25)	0	Not Listed**	Not Listed**
Epistaxis	3 (25)	0	43 (11)	Not Listed**
Febrile Neutropenia	3 (25)	3 (25)	Not Listed**	9 (2)
Rash	3 (25)	0	Not Listed**	Not Listed**

- No new or unexpected AEs observed
- Most non-laboratory AEs were grade 1 or 2
- AEs were generally manageable, allowing patients to remain on treatment
- The rates and severities of most AEs are consistent with the individual rates reported for Gem/Nab and Avutometinib/Defactinib
- Nausea, diarrhea, constipation, febrile neutropenia, and anemia may be increased in comparison to those expected with Gem/Nab

DL1 Treatment Emergent AE All Grades ≥ 25% / Laboratory-related AEs				
TEAEs	**Dose Level (n=12)**		**NAPOLI 3* (N=379)**	
Preferred term	**All Grades n (%)**	**Grade ≥3 n (%)**	**All Grades n (%)**	**Grade ≥3 n (%)**
Anaemia	8 (67)	5 (42)	153 (40)	66 (17)
Neutropenia***	8 (67)	6 (50)	192 (51)	144 (38)
Hyperbilirubinaemia***	7 (58)	2 (17)	Not Listed**	11 (3)
Thrombocytopenia***	5 (42)	1 (8)	154 (41)	23 (6)
Aspartate aminotransferase increased	3 (25)	1 (8)	40 (11)	8 (2)
Hypokalemia	3 (25)	0	49 (13)	15 (4)

VERASTEM ONCOLOGY

RAMP 205 data source: T_AE_GRADE_PT.sas : Data Cut: 11 APR25
*Supplement Appendix: (NAPOLI 3). Wainberg et al. The Lancet, Volume 402, Issue 10409, 1272 - 1281
**If "Not Listed" then adverse event is either not reported or did not meet threshold of <10% all grade TEAE or <2% G3 or higher TEAE.
***Neutropenia' and 'Neutrophil count decreased' are grouped as 'Neutropenia'. 'Thrombocytopenia' and 'Platelet count decreased' are grouped as 'Thrombocytopenia'. 'Hyperbilirubinaemia' and 'Blood bilirubin increased' are grouped as 'Hyperbilirubinaemia''. AE, adverse event;

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49 Next Step for RAMP 205 Expect to report an update on the safety and efficacy of expansion cohort in 1H 2026

Avutometinib ± Defactinib with Sotorasib (G12Ci) in KRAS G12C mutant NSCLC

51 Collaboration Verastem & Mariano Barbacid , CNIO (Spain) Addition of FAK inhibitor Augments the Efficacy of Sotorasib + Avutometinib and Reverses Sotorasib Resistance in KRAS G12C NSCLC Preclinical Models AVUTOMETINIB ENHANCES SOTORASIB EFFICACY. ADDITION OF FAK INHIBITOR INDUCES DEEP TUMOR REGRESSIONS IN ALL TREATED MICE ADDITION OF FAKi + AVUTOMETINIB REVERSES SOTORASIB RESISTANCE ADDITION OF AVUTOMETINIB IS INSUFFICIENT TO REVERSE SOTORASIB RESISTANCE -100 0 100 200 300 400 Response at Day 10 R e s p o n s e @ D a y 1 0 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e 10 PR a v u t o m e t i n i b F A K i s o t o r a s i b s o t o r a s i b + a v u t o m e t i n i b s o t o r a s i b + F A K i s o t o r a s i b + a v u t o m e t i n i b + F A K i 2 SD 1 SD1 SD 8 SD 2 PR 4 SD 3 PR Doses Tested Sotorasib : 30 mg/kg PO QD Avutometinib : 0.3 mg/kg PO QD FAKi : 50 mg/kg PO BID H2122 KRAS G12C NSCLC 0 50 100 150 0 5 10 15 20 25 Days after first sotorasib dose T u m o r v o l u m e ( m m 3 ) Sotorasib + Avutometinib + FAKiSotorasib 0 50 100 150 0 5 10 15 20 25 Days after first sotorasib dose T u m o r v o l u m e ( m m 3 ) Sotorasib + Avutometinib Sotorasib Mouse #1 Mouse #2 Mouse #3 Mouse #4

RAMP 203: Phase 1/2 Trial of Avutometinib + LUMAKRAS™ (Sotorasib) ± Defactinib in KRAS G12C Advanced NSCLC

Inclusion Criteria

- Documented *KRAS* G12C mutation determined using validated test
- Treatment with 1 but no more than 3 prior systemic regimens for Stage 3B-C or 4 NSCLC*
- May have received adjuvant chemotherapy for earlier-stage disease
- Measurable disease per RECIST v1.1
- ECOG performance status ≤ 1

*may include patients with or without prior G12C therapy

Part A: Dose Evaluation
(3+3 DLT Assessment)

KRAS G12C inhibitor-naive → **Avutometinib + Sotorasib Dose Finding Cohort** → **RP2D Selected:** 4 mg avutometinib / 960 mg sotorasib

Progressed on KRAS G12C inhibitor → **Avutometinib + Sotorasib Dose Finding Cohort**

→ **Avutometinib + Sotorasib + Defactinib Dose Finding Cohort** → **Alt-RP2D Selection**

Part B: Dose Expansion
(Primary endpoint: ORR)

Treatment with RP2D and/or Alt-RP2D

RP2D:

- *Enrollment complete* — **Cohort 1 Patients without Prior KRAS G12C Inhibitor Treatment** — **Stage 1**: ~20 patients; **Stage 2**: expand to 54
- *Enrollment complete* — **Cohort 2 Patients who Progressed on Prior KRAS G12C Inhibitor Treatment** — **Stage 1**: ~19 patients; **Stage 2**: expand to 55

Alt-RP2D:

- *Now enrolling* — **Cohort 1 Patients without Prior KRAS G12C Inhibitor Treatment** — **Stage 1**: ~20 patients; **Stage 2**: expand to 54
- *Now enrolling* — **Cohort 2 Patients who Progressed on Prior KRAS G12C Inhibitor Treatment** — **Stage 1**: ~19 patients; **Stage 2**: expand to 55

VERASTEM ONCOLOGY

Collaboration with Amgen, NCT05074810

DRECIST v1.1, response evaluation criteria in solid tumours version 1.1

52

53 RAMP 203: No Dose - Limiting Toxicities (DLTs) Were Observed in the First Triplet Combination Cohort in Patients Previously Treated with a G12C Inhibitor Triplet Combination Update: • As of a November 21, 2024, data cutoff, three patients whose cancer previously progressed on a G12C inhibitor have been treated with the triplet combination of sotorasib 960 mg administered daily on a continuous schedule and avutometinib 3.2 mg twice - weekly (BIW) plus defactinib 200 mg twice - daily (BID). Avutometinib and defactinib are administered on a three out of four weeks schedule.  • 2 of the 3 patients demonstrated initial tumor reductions of at least 20% at the first scan. As of the data cutoff, all three patients remain on treatment.  • Completed enrollment of the planned dose level evaluation cohorts for the triplet combination in Q1 2025. Doublet Combination Update: • As previously reported, the doublet combination of avutometinib with sotorasib has completed enrollment (n=28) in the G12C inhibitor treatment - naïve Stage 1 Part B cohort.  • Completed enrollment to the KRAS G 12 C inhibitor, prior - treated Stage 1 Part B doublet cohort in Q 1 2025 . • Patients enrolled in the doublet cohorts continue to be followed for safety and efficacy results (both the prior - treated and treatment - naïve cohorts) .

54 Next Steps for RAMP 203 Report an interim update on the efficacy and safety results from both the doublet and triplet combinations in Q4 2025

55 Anticipated Milestones & Financials 55

Execute Successful Commercial Launch in LGSOC, Followed by Meaningful Catalysts to Expand Into Larger, Underserved Patient Populations

Program	Anticipated Milestones & Activities
AVMAPKI™ FAKZYNJA™ CO-PACK (avutometinib capsules; defactinib tablets) 0.8 mg; 200 mg **KRAS-mutated Recurrent LGSOC**	✓ Complete planned enrollment in RAMP 301 by end of 2025. ✓ Announce outcome of IDMC's sample-size re-estimation recommendation for RAMP 301 in Q4 2025. ✓ Report initial data from RAMP 201J Phase 2 clinical trial being conducted in Japan with JGOG in Q4 2025. ❑ Complete IDMC recommended patient enrollment increase in Q1 2026.
VS-7375, oral KRAS G12D (ON/OFF) Inhibitor	✓ Expect to report a preliminary update on the Phase 1 monotherapy dose escalation in Q4 2025. ✓ Initiate the dose escalation cohorts in combination with cetuximab in advanced solid tumors, including CRC. ❑ Plan to initiate the dose escalation cohorts in combination with chemotherapy for PDAC and with chemotherapy for NSCLC in Q4 2025. ❑ Plan to report an interim safety and efficacy update in 1H 2026. ❑ Expect to select the RP2D and initiate monotherapy expansion cohorts in advanced PDAC, NSCLC and other KRAS G12D-mutated solid tumors in 1H 2026. ❑ Expect to select the RP2D and plan to initiate combination expansion cohorts in CRC, PDAC, and NSCLC in 1H 2026. ❑ Plan to engage with the FDA to discuss our development path forward, including potential registration-directed trials in PDAC and NSCLC in 1H 2026.
RAMP 205: Avutometinib + Defactinib + SOC in First-Line Metastatic Pancreatic Cancer	✓ Complete enrollment in the expansion cohort in Q3 2025. ❑ Expect to report an update on the safety and efficacy of the expansion cohort in 1H 2026.
RAMP 203: Avutometinib ± Defactinib + Sotorasib: mKRAS G12C NSCLC	❑ Plan to share interim safety and efficacy results from both doublet and triplet combinations in Q4 2025.

56

57 *Q3 2025 GAAP operating expenses of $51.96M less Q3 2025 stock - based compensation expense of $2.18M = $49.78M Q3 2025 non - GAAP operating expenses. **Excludes unexercised warrants (9.0M shares upon exercise) and unexercised pre - funded warrants (9.8M shares upon exercise). Key Financial Statistics As of and for the quarter ended September 30, 2025 $137.7M Cash, cash equivalents & short - term investments $11.2M Net Product Revenue $52.0M GAAP Operating Expenses $49.8M * Non - GAAP Operating Expenses 66.7M ** Shares Outstanding Oberland Finance Credit Facility • Up to $150M available in a series of notes • $75M principal of notes outstanding • Remaining $75M available at Company’s option upon achievement of pre - defined milestones • $25M tranche upon FDA approval of avutometinib and defactinib for treatment of LGSOC • $50M tranche upon trailing six months revenue of at least $55M • Floating interest rate, subject to a floor and a cap • Interest only payments through January 2031 • No financial covenants

THANK YOU!

59 OB: Orange Book Listed Patent AVMAPKI FAKZYNJA CO - PACK Patent Portfolio OB: 7,897,792 Avutometinib COM (expiry 2/9/2027) OB: 11,400,090 – Avutometinib mono dosing - (expiry 10/29/2038) PTE OB: 7,928,109 Defactinib COM US (expiry 4/17/2028) PTA PTE (Aug, 2034) OB: 8,247,411 Defactinib – genus (expiry 4/17/2028) OB: 11,517,573 A+D combo dosing – (expiry 9/11/2040) OB: 11,873,296 Avuto polymorph – (expiry 12/29/2042) PTE (May 2039)

Experienced Senior Management Team



	Daniel Paterson	John Hayslip, M.D.	Jonathan Pachter, Ph.D.	Mike Crowther	Matt Ros	Dan Calkins	Nate Sanburn	Colleen Mockbee	Cathy Carew
	President and CEO	Chief Medical Officer	Chief Scientific Officer	Chief Commercial & Strategy Officer	Chief Operating Officer	Chief Financial Officer	Chief Business Officer	Global Head of Regulatory Affairs and Development	Chief Organizationa l Effectiveness Officer
Previous experience	• CEO, The DNA Repair Co. (now On-Q-ity) • PharMetrics (now IMS) • Axion	• CMO, I-MAB • Nektar Therapeutics , AbbVie • University of Kentucky's Markey Cancer Center	• Head of Cancer Biology – OSI (now Astellas) • Schering-Plough	• CBO, Minerva Biotechnolog ies • Interim US lead and VP of US Marketing, Kite Pharma • Celgene	• CEO, FORE Biotherapeut ics • EVP & CSBO, Epizyme • COO, Sanofi-Genzyme • BMS	• Technical Accounting Consultant-CFGI • PwC LLP	• Associate VP, Head of Collaborations & Late Phase BD, Lilly Oncology • National Gene Vector Lab, Indiana Univer sity	• Chief Developmen t Officer & SVP of Regulatory, OncXerna • Head of Global Regulatory, Lilly Oncology	• Principal – HR Collaborative • Ironwood, ActiveBiotics, Dynogen, Tufts Health Plan

VERASTEM ONCOLOGY

60

61 Oral Administration of VS - 7375 Inhibits Tumor Growth in a Dose - Dependent Manner in KRAS G12D models AsPC - 1 PDAC Panc 04.03 PDAC GP2D CRC LS513 CRC -100 -50 0 50 100 150 200 250 300 350 R e s p o n s e @ D a y 1 4 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e V S - 7 3 7 5 1 0 m g / k g V S - 7 3 7 5 3 0 m g / k g V S - 7 3 7 5 1 0 0 m g / k g 6 SDs 1 PR 5 SDs 8 PRs 8 PRs V S - 7 3 7 5 5 m g / k g -100 -50 0 50 100 150 200 250 300 350 R e s p o n s e @ D a y 1 4 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e V S - 7 3 7 5 1 0 m g / k g V S - 7 3 7 5 3 0 m g / k g V S - 7 3 7 5 1 0 0 m g / k g V S - 7 3 7 5 5 m g / k g 1 SD 4 SDs 5 PRs 3SDs 8 PRs -100 0 100 200 300 500 1000 1500 R e s p o n s e @ D a y 2 1 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e V S - 7 3 7 5 1 0 m g / k g V S - 7 3 7 5 3 0 m g / k g V S - 7 3 7 5 1 0 0 m g / k g 4 PRs 3 SDs 7 PRs 1 SD Presented at AACR 2024 • 10 mg/kg conferred strong tumor regressions in the most sensitive model (GP2D) • 30 mg/kg conferred strong tumor regressions across all models • 100 mg/kg conferred partial responses (>30% reduction) in >95% of all mice

62 Dose Levels of 400 and 600 mg QD Achieved Steady State Target Exposures in Almost all Patients Human equivalent to 100 mg/kg in mice (PR in all mice in all models) Human equivalent to 30 mg/kg in mice (Tumor regressions in all models) Human equivalent to 10 mg/kg in mice (Tumor regressions in most sensitive models)

63 Addition of Cetuximab with VS - 7375 Induces Complete Responses in All Mice in a KRAS G12D Colorectal Cancer Model LS513 Colorectal Cancer Model 0 10 20 30 40 0 500 1000 1500 Tumor growth Days after first dose T u m o r v o l u m e ( m m 3 + / - S E M ) Vehicle GFH375 Cetuximab GFH375 + cetuximab Last dose 0 500 1000 R e s p o n s e @ D a y 3 7 ( % c h a n g e f r o m b a s e l i n e ) v e h i c l e V S - 7 3 7 5 C e t u x i m a b V S - 7 3 7 5 + c e t u x i m a b 1 PR 1 SD 8 CRs -100 Presented at AACR 2025

VS-7375 Shows Potential Best-in-Class Preclinical Properties Relative to Other Known KRAS G12D Inhibitors

	Criteria	VSTM/ GenFleet VS-7375	Mirati/BMS MRTX1133	RevMed RMC-9805	Lilly LY3962673	AZ AZD0022	Incyte INCB161734	Quanta QTX3046	Tyligand TSN1611	Betta BPI-501836	Hengrui HRS-4642
On/Off	ON/OFF selectivity ratio	**3x**	**0.2x**	NR	**0.016x**	NR	**1.2x**	**0.0003x**	**1.2x**	NR	NR
Oral	Oral availability in preclinical models	**Y**	**N**	**Y**	**Y**	**Y**	**Y**	**Y**	**Y**	**N**	**N**
Potency	AsPC-1 pERK IC50	**0.5 nM**	NR	**23 nM**	NR	NR	**7 nM**	**30 nM**	NR	**0.8 nM**	NR
	Panc 04.03 pERK IC50	**0.9 nM**	NR	NR	NR	NR	**19 nM**	NR	NR	**2.7 nM**	NR
Tumor regression	GP2D Oral dose for tumor regression	**10 mg/kg PO BID**	**30 mg/kg IP BID**	**100 mg/kg PO QD**	**30 mg/kg PO BID**	NR	**No regression @ 30 mg/kg PO QD**	**100 mg/kg PO BID**	**10 mg/kg PO BID**	NR	**Slight regression @ 15 mg/kg IV QW**
	Panc 04.03 Oral dose for tumor regression	**10 mg/kg PO BID**	**30 mg/kg IP BID**	NR	NR	**Tumor stasis @ 150 mg/kg PO BID**	**Slight regression @ 30 mg/kg PO QD**	NR	NR	**Regression @ 6 mg/kg IV BIW**	NR
BBB	Efficacy demonstrated in intracranial model	**Y**	NR	**Y**	NR	NR	NR	NR	NR	NR	NR

VERASTEM ONCOLOGY

NR: not reported; IP: intraperitoneal admiration; QD: once per day; QW: once per week; References: GenFleet/Verastem AACR 2024; Hallin et al (Mirati) 2022; RevMed AACR 2023; RevMed AACR 2024; Lilly ENA 2023; Lilly AACR 2024; AstraZeneca (AZ) AACR 2024; Incyte AACR 2024; Quanta AACR 2023; Tyligand AACR 2024; Betta AACR 2024; Zhou et al (Hengrui) 2024. The safety and efficacy of VS-7375 and the other G12D inhibitors has not been established. No conclusions on the clinical safety or efficacy of VS-7375 or any of the other G12D inhibitors can be drawn at this time.

64